RailAmerica, Inc. Third Quarter 2005 Financial Results October 31, 2005

Forward -Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica, Inc. ("RailAmerica" or the "Company") that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, fuel costs, tax benefits/credits, foreign currency risks, weather, casualties, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. Statements about the Company's future expectations contained in this presentation other than statements of historical facts, are forward-looking statements with the meaning of the federal securities laws. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

Charles Swinburn Chief Executive Officer

Earnings Per Share Continuing Operations *The Q3 2004 results exclude a $12.6 million ($8.7 net of tax), or $0.25 per share impairment charge for the write-down of the Company's investment in the E&N Railway in British Columbia and a $39.5 million ($26.9 net of tax), or $0.78 per share charge for debt refinancing. In addition, Y-T-D 2004 excludes a $6.7 million ($5.6 net of tax), or $0.16 per share charge for cash payments and other costs associated with the former CEO's retirement. 2004 2005 EPS 0.0853 0.1066 2004 2005 EPS 0.216 0.267 * *

Third Quarter Overview Strong revenue Expense pressures Fuel Class I congestion Ohio Tank car incident Continued safety improvements Alcoa railroads acquisition

Cincinnati Tank Car Incident Styrene tank car reaction, Indiana & Ohio Railway on August 28, 2005 Temporary evacuation of residents and businesses $0.04 per share impact Causes Reliance on manual data entry Human error in miscoding information Corrective Actions Daily reports to railroads on hazmat car status Automatic transfers of information from railroad to railroad Corporate Risk Management Committee review

Safety Improvements 2004 2005 Injuries 16 7 2004 2005 EPS 14 15

Alcoa Railroads Acquisition Four short-line railroads totaling 25 miles in Texas, Arkansas, and New York for $78 million Developed by Alcoa to service aluminum manufacturing operations Alcoa will continue to use railroads post-transaction Financials (LTM 6/30/05) Revenue: $20.8mm EBITDA: $10.3mm Capital Expenditures: $50,000 EBITDA = Operating Income of $10.1 million + $200,000 Depreciation and Amortization

Michael Howe Executive Vice President and Chief Financial Officer

Income Statement Third Third Quarter Quarter ($000's) 2005 2004 Operating revenue $112,528 100.0% $99,968 100.0% Operating expenses: Labor & benefits 34,363 30.5% 31,842 31.9% Equipment rents 13,866 12.3% 11,128 11.1% Purchased services 8,848 7.9% 6,474 6.5% Diesel fuel 12,697 11.3% 8,764 8.8% Casualties & insurance 7,458 6.6% 6,414 6.4% Materials 2,844 2.5% 2,200 2.2% Other expenses 12,496 11.2% 10,133 10.1% Gain on sale - net (995) -0.9% (507) -0.5% Depreciation and amortization 7,696 6.8% 7,515 7.5% Total operating expenses 99,273 88.2% 83,963 84.0% Operating income 13,255 16,005 Interest and other expense (4,921) (7,999) Financing costs (619) Income from continuing operations before income taxes 7,715 8,006 Provision for income taxes 41 894 Income from continuing operations $7,674 $7,112 EPS from continuing operations $0.20 $0.19 * The 2004 results exclude a $12.6 million, ($8.7 million net-of-tax, or $0.25 per share) for the write down of the E&N Railway, and a $39.5 million (of which $20 million was non-cash) charge, ($26.9 million net-of-tax, or $0.78 per share) for debt refinancing.

Revenue Growth Third Quarter 2004 Same RR carloads Fuel Surcharges Acquisitions FX Yield 2005 X 99968 99173 101046 103373 105046 108666 112528 Y 795 1873 2327 1673 3620 - 1% + 2% +2% + 6% +2% ($ 000's)

"Same RR" Carload Growth Third Quarter 2005 vs. 2004 Lumber & Forest Products (64) -0.2% Coal (575) -1.5% Chemicals (54) -0.2% Paper (1,526) -5.6% Farm Products 956 3.9% Metal 1,680 7.7% Metallic & Non-Metallic Ores (468) -2.6% Food Products (418) -0.2% Minerals 700 4.8% Petroleum Products (633) -4.7% Autos 180 3.3% Bridge Traffic (2,586) -5.3% Intermodal (1,367) -14.3% Other 1,359 14.5% Total (2,816) Down -0.9%

Delivered Price Per Gallon Unfavorable Price impact (net of fuel surcharges) Q1 1,500,000 Q2 250,000 Q3 1,050,000 Total $2,800,000 Fuel Q1 Q2 Q3 2004 1.18 1.27 1.4 2005 1.59 1.68 1.84

Capital Structure Net Debt-to-Capital 2000 2001 2002 2003 2004 9/30/2005 Net Debt to Capital 0.798 0.637 0.653 0.592 0.474 0.5

Updated 2005 Outlook (as of October 31, 2005) Q4 2005 Revenue ~ $111 - $115 million EPS - $0.23 per share, plus or minus two cents Operating Ratio ~ 88 - 89 % FY 2005 Revenue ~ $445 - $450 million EPS - $0.83 per share, plus or minus two cents Operating Ratio ~ 88 - 89% Expected benefit from track maintenance tax credit approximately $12 - $13 million

Charles Swinburn Chief Executive Officer

Wrap Up